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                                                                    Exhibit 23.2

                               Auditors' Consent
                               -----------------



The Board of Directors
   Wilsons Center, Inc.:


We consent to the use of our report included herein and to the references to our firm under the headings "Summary Historical and Pro Forma Consolidated Financial and Other Data," "Selected Historical and Pro Forma Consolidated Financial and Other Data," and "Experts" in the prospectus.



                                 KPMG Peat Marwick LLP


Minneapolis, Minnesota
    November 18, 1997